Exhibit 10.58
PREFERRED STOCK WAIVER AND CONVERSION AGREEMENT
     This Preferred Stock Waiver and Conversion Agreement (the “Agreement”), dated as of the __ day of April, 2011, is made and entered into by and among T3 Motion, Inc., a Delaware corporation (the “Company”), Vision Opportunity Master Fund Ltd. (“VOMF”) and Vision Capital Advantage Fund L.P. (“VCAF”, and together with VOMF, “Vision”) and Ki Nam (the “CEO”).
     WHEREAS, Vision is the holder of an aggregate of 9,370,698 shares (the “Vision Shares”) of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”); and
     WHEREAS, the CEO is the holder of that number of shares of Series A Preferred (the “CEO Shares”) set forth in the Registration Statement relating to the Public Offering (as defined below); and
     WHEREAS, the Company has filed a Registration Statement on Form S-1, File Number 333-171163 relating to an underwritten public offering (the “Public Offering”) of the Company’s securities; and
     WHEREAS, it is a condition to the underwriters’ obligation to purchase the securities in the Public Offering that the Vision Shares and the CEO Shares be converted into shares of the Company’s common stock at a conversion price equal to $0.50 per share (prior to the anticipated 10-for-1 reverse stock split) as set forth in the applicable underwriting agreement (the “Conversion Price”); and
     WHEREAS, Section 7 of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Designation”) contains conversion price adjustment provisions that would be triggered by the Public Offering; and
     WHEREAS, the Company and Vision believes it is in their mutual best interest that the conversion of the Vision Shares (the “Conversion”) be effected on the terms and subject to the conditions set forth in this Agreement and, in furtherance thereof, desire to waive the provisions of Section 7 of the Designation.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, and sufficiency of which are hereby acknowledged and intending to be legally bound hereby the parties agree as follows:
     1. Conversion. At the Closing (as defined in Section 2 below), Vision shall effect the Conversion (the “Conversion Shares”) at the Conversion Price and the Company shall issue to Vision the Conversion Shares in the names and denominations set forth on Schedule A to this Agreement (the “Conversion”). The Company shall pay cash in lieu of any fractional Conversion Shares that would otherwise be issuable upon the Conversion.
     2. Closing. If, and only if, the closing of the Public Offering occurs on or prior to 5:00 p.m. eastern time on May 30, 2011, the closing of the Conversion (the “Closing”) shall take place at the offices of Loeb and Loeb LLP, 345 Park Avenue, New York, New York, 10154, or

such other place to be specified by the Company and Vision on the date of, and simultaneously with, the closing of the Public Offering (the “Closing Date”).
     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Vision as follows:
          (a) Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Vision, constitutes legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) Issuance of Conversion Shares. The Conversion Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and shall not be subject to preemptive or similar rights of stockholders other than those which have been exercised or waived prior to the Closing Date. Assuming the accuracy of the representations and warranties of Vision in this Agreement, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.
          (c) Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Conversion Shares by the Company under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or its wholly-owned subsidiary, T3 Motion, Ltd. (the “Subsidiary”) is a party or by which the Company, the Subsidiary or any of their property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or the Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or the Subsidiary or any of their property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any Lien upon any of the material properties or assets of the Company or the Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution, delivery and performance of this Agreement, the valid issuance and sale of the Shares, other than such as have been made or obtained. “Material Adverse Effect” shall mean any of (a) a material and adverse effect on the legality, validity or enforceability of this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder, (b) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiary, taken as a whole, or (c) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.
          (d) CEO Conversion. The Company and the CEO have agreed that the CEO Shares shall be converted into shares of the Company’s common stock at the Conversion Price on or prior to the Closing Date.
     4. Representations and Warranties of Vision. Vision hereby represents and warrants to the Company as follows:
          (a) Organization; Authority. Each of VOMF and VCAF is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Vision of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Vision. This Agreement has been duly executed by Vision, and when delivered by Vision in accordance with the terms hereof, will constitute the valid and legally binding obligation of Vision, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (b) Own Account. Vision understands that the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is converting the Vision Shares into Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Conversion Shares (this representation and warranty not limiting Vision’s right to sell the Conversion Shares pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Vision is acquiring the Conversion Shares hereunder in the ordinary course of its business.
          (c) Investor Status. At the time Vision was offered the Conversion Shares, it was, and as of the date hereof it is, and on the Closing Date it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or

(ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Vision is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
          (d) Experience of Vision. Each of VOMF and VCAF, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Conversion, and has so evaluated the merits and risks of such investment. Each of VOMF and VCAF is able to bear the economic risk of an investment in the Conversion Shares and, at the present time, is able to afford a complete loss of such investment.
     5. Conditions to Vision’s Conversion Obligation. The obligation of Vision hereunder to consummate the Conversion at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Vision’s sole benefit and may be waived by Vision at any time in its sole discretion by providing the Company with prior written notice thereof:
          (a) Issuance of Shares. The Company shall have delivered to Vision certificates representing the Conversion Shares.
          (b) CEO Conversion. The CEO shall have converted the CEO shares into shares of the Company’s common stock at the Conversion Price.
          (c) Representations and Warranties. The representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          (d) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
          (e) Officer’s Certificate. The Company shall have delivered to Vision a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its President certifying to the fulfillment of the conditions specified in Sections 5(c) and (d) in a form reasonably acceptable to Vision.
          (f) Public Offering. The Registration Statement shall have been declared effective by the Securities and Exchange Commission and the securities issued in the Public Offering shall have commenced trading on the NYSE Amex, LLC.
          (g) Representations and Warranties to the Underwriters. The representations and warranties of the Company contained in Section __ of the form of Underwriting Agreement relating to the Public Offering shall be true and correct in all material respects.

     6. Transfer Restrictions.
          (a) Compliance with Laws. Notwithstanding any other provision of this Section 6, Vision covenants that the Conversion Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Conversion Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that Vision provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Conversion Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act.
     (b) Legends. Certificates evidencing the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 6(c) or applicable law:
     THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
     (c) Removal of Legends. The restrictive legend set forth in Section 6(b) above shall be removed and the Company shall issue or shall cause its transfer agent to issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Conversion Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Conversion Shares are registered for resale under the Securities Act (provided that, if Vision is selling pursuant to the effective registration statement registering the Conversion Shares for resale, Vision agrees to only sell such Conversion Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Conversion Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an “affiliate” of the Company, as such term is defined in the Securities Act), or (iii) such Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates for Conversion Shares subject to legend removal hereunder may be transmitted to Vision by crediting the account of the Vision’s prime broker with DTC as directed by Vision.
     (d) Acknowledgement. Each of VOMF and VCAF acknowledge their primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Conversion Shares or any interest therein without complying with the requirements of the Securities Act.
     7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:
if to the Company or CEO, to:
T3 Motion, Inc.
2990 Airway Avenue, Building A
Costa Mesa, CA 92626
Attn: Kelly Anderson
Phone: (714) 619-3600
Telecopy: (714) 619-3616
with a copy to:
LKP Global Law LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, CA 90067
Attn: Ryan Hong
Phone: (424) 239-1890
Telecopy: (424) 239-1882
if to Vision, to:
Vision Opportunity Master Fund, Ltd.
20 W 55th Street
New York, New York 10019
Attn: Carl Kleidman
Phone: (212) 849-8246
Telecopy:
with a copy to:
Loeb and Loeb LLP
345 Park Avenue

New York, NY 10154
Attn: Fran Stoller
Phone: (212) 407-4935
Telecopy: (212) 214-0706
     8. Legal Fees and Expenses. The Company shall pay its own fees and expenses and shall pay the reasonable and documented fees and expenses of Vision’s legal counsel in connection with this Agreements and the transactions contemplated hereby.
     9. Amendments; Existing Terms. This Agreement shall not be modified, amended or terminated without the written consent of all of the parties hereto. Except as amended herein, the Debenture remains in full force.
     10. Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do all things necessary and advisable to make effective the transaction contemplated hereby and shall cooperate and take such action as may be reasonably requested by the other party in order in carry out fully the provisions and purposes of this Agreement and the transactions contemplated thereby.
     11. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile) each of which shall be deemed to be an original, or which together shall constitute one in the same instrument.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above..

T3 MOTION, INC.
By:
Name:
Title:

Ki Nam

VISION OPPORTUNITY MASTER FUND LTD.
By:
Name:
Title:

VISION CAPITAL ADVANTAGE FUND, LP
By:
Name:
Title:

SCHEDULE A

	Number of	Number of
Name	Preferred Shares	Conversion Shares	IRS Employer I.D. Number
Vision Opportunity Master Fund, Ltd.	7,451,765
Vision Capital Advantage Fund, LP	1,918,933

9